Exhibit 16.1

M.S. Madhava Rao
316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase, BSK 3rd Stage, Bangalore 560085
Tel No: 91-8861838006 email : mankalr@yahoo.com

March 19, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: HI GREAT GROUP HOLDING COMPANY

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated March 19, 2024, of HI GREAT GROUP HOLDING COMPANY, (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/s/ M. S. Madhava Rao, Chartered Accountant
M. S. Madhava Rao, Chartered Accountant
Bangalore, India
PCAOB ID #6662